UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2019

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers.

Approval of The Cheesecake Factory Incorporated Stock Incentive Plan.

The Board of Directors (the “Board”) of The Cheesecake Factory Incorporated (the “Company”) previously adopted, subject to stockholder approval, The Cheesecake Factory Incorporated Stock Incentive Plan (the “Stock Plan”) for its non-employee directors, employees and consultants. At the Company’s annual meeting of stockholders held on May 30, 2019, the Company’s stockholders approved the Stock Plan.

The maximum number of common shares that can be issued under the Stock Plan is 4,800,000 plus 1,784,569 shares, which, as of May 30, 2019, were available for issuance under the 2010 Stock Incentive Plan, as amended (the “2010 Stock Plan”) plus 1,886,898 shares which may become available for issuance under the Stock Plan due to forfeiture or lapse of awards under the 2010 Stock Plan following May 30, 2019. The Stock Plan is administered by a committee (the “Stock Plan Committee”) of the Board, and the Board has designated its Compensation Committee as the Stock Plan Committee. The Stock Plan permits the discretionary award of incentive stock options, nonstatutory stock options, restricted stock, stock units and/or stock appreciation rights to selected individuals. Awards issued under the Stock Plan will be evidenced by a written agreement executed by and between the Company and the selected individual. The written agreement recites the specific terms and conditions of the award. The foregoing description of the Stock Plan is qualified in its entirety by reference to the text of the Stock Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Results of the 2019 Stockholders’ Annual Meeting.

The final results of the vote taken for each proposal presented at the annual meeting of stockholders held on May 30, 2019 are as follows:

Proposal 1: Election of Seven Directors.

Name	For	Against	Abstain	Broker Non-Votes
David Overton	36,328,591	443,077	449,376	5,085,241
Edie A. Ames	36,644,647	493,901	82,496	5,085,241
Alexander L. Cappello	36,040,060	1,097,117	83,867	5,085,241
Jerome I. Kransdorf	31,057,196	6,080,445	83,403	5,085,241
Laurence B. Mindel	32,811,357	4,325,564	84,123	5,085,241
David B. Pittaway	36,849,642	287,439	83,963	5,085,241
Herbert Simon	32,980,711	4,156,938	83,395	5,085,241

Proposal 2:   Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2019.

For	Against	Abstain	Broker Non-Votes
42,196,632	82,964	26,689	0

Proposal 3:   Approval of the Stock Plan, effective May 30, 2019.

For	Against	Abstain	Broker Non-Votes
33,663,783	3,523,768	33,493	5,085,241

Proposal 4:   Non-Binding Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
35,466,911	1,663,537	90,596	5,085,241

ITEM 8.01           OTHER EVENTS.

Election of Lead Director

Mr. Jerry Kransdorf’s term as Lead Director of the Board was scheduled to expire at the 2019 annual meeting of stockholders. On May 29, 2019, subject to his re-election as a director by the Company’s stockholders at the 2019 annual meeting of stockholders, the independent directors of the Company re-elected Mr. Kransdorf as Lead Director of the Board, to serve in that capacity until the 2020 annual meeting of stockholders or his successor has been elected.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	The Cheesecake Factory Incorporated Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer